Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated June 6, 2005, relating to the financial statements of Companhia Siderúrgica Nacional appearing in the Annual Report on Form 20-F of Companhia Siderúrgica Nacional for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU AUDITORES INDEPENDENTES

Rio de Janeiro, Brazil

September 27, 2005